THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE (COLLECTIVELY, THE “LAWS”). THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE APPLICABLE LAWS OR (II) AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED DUE TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE APPLICABLE LAWS.

DATE OF ISSUANCE: JULY 2, 2008

$2,500,000

KNIGHT ENERGY CORP.

15% SENIOR SECURED PROMISSORY NOTE
DUE MAY20, 2010

This 15% Senior Secured Promissory Note (the “Note”) is issued by Knight Energy Corp., a Maryland corporation (the “Company”), pursuant to that certain Note Purchase Agreement (the “Agreement”) entered into concurrently herewith by and between the Company and HD Special-Situations, LP (the “Lender”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

1. Payment Obligation. For value received, the Company promises to pay to the Lender or its permitted successors and assigns (collectively, the “Holder”), (i) the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) and (ii) interest on the outstanding principal amount at the rate of fifteen percent (15%) per annum (the “Rate”), payable as described below (subject to increase pursuant to Section 4(s) of the Agreement). The principal amount of this Note, together with all accrued and unpaid interest, shall be due and payable in full on May 20, 2010 (the “Maturity Date”); provided, however, that if the entire net Purchase Price has not been expended by the Company on the Assets (as defined in the Agreement) as provided in Section 4(f) of the Agreement within one (1) year after the date of issuance of this Note, the Company shall notify the Holder in writing of such occurrence and shall offer to repay the outstanding principal amount of this Note in an amount equal to the unexpended net Purchase Price (which offer may be accepted or rejected by the Holder, in its sole discretion); and provided further, that in the event of the occurrence of an Event of Default (as defined below), including any Event of Default based on a failure of the Company at any time to meet the Collateral Coverage Ratio required by the Agreement, fifty percent (50%) of the Company’s and its subsidiaries’ Free Cash Flow (as defined below) each month shall be used to repay the outstanding principal amount of this Note and all other 15% Senior Secured Promissory Notes issued by the Company to the Lender (collectively, the “Notes”), allocated among the Notes according to their principal amounts on a pari passu basis, until (i) the Company has cured the Event of Default or it has been waived or (ii) all principal with respect to this Note has been paid in full. For purposes of the foregoing, “Free Cash Flow ” shall mean the Company’s and its subsidiaries’ EBITDA (in accordance with GAAP) during the applicable (i.e. preceding) month, minus interest, mutually agreed upon capital expenditures, cash taxes and principal payments made during such month to the Lender under the Notes. During such times as payments are owed by the Company under this provision, the Company shall calculate such Free Cash Flow, and shall pay such amounts as are owed under this provision, within fifteen (15) days after the end of the succeeding month. Such remedy shall be in addition to all other rights and remedies available to the Holder under the Closing Documents, as well as any other rights or remedies afforded by law or equity.

Interest on this Note in the amount of Thirty-one Thousand Two Hundred Fifty Dollars ($31,250) shall be paid on the first business day of each month after its date of issuance (prorated for any partial period and any reductions in principal amount) in arrears. Accrual of interest on the outstanding principal amount shall commence on the date hereof and shall continue until full payment of the outstanding principal amount has been made or duly provided for. Payments on this Note are payable to the Holder in whose name this Note (or one or more successor Notes) is registered on the records of the Company regarding registration and transfer of this Note (the “Note Register”); provided, however, that the Company's obligation to a transferee of this Note arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions of the Agreement. The Company may prepay the principal amount of this Note at any time, without premium or penalty, provided that it has given the Holder written notice of its intent to prepay at least ninety (90) days prior to the proposed date of prepayment.

2. Provisions as to Payment. Payments on this Note are payable in immediately available funds in currency of the United States of America at the address last appearing on the Note Register of the Company as designated in writing by the Holder hereof from time-to-time. The Company shall pay the outstanding principal amount and all accrued and unpaid interest due upon this Note on the Maturity Date, less any amounts required by law to be deducted or withheld, to the Holder of this Note appearing of record and addressed to such Holder at the last address appearing on the Note Register. The forwarding of such funds shall constitute full payment of all outstanding principal and accrued interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment plus any amounts so deducted or withheld. Except as otherwise expressly provided herein, all payments under this Note shall be credited first to reimburse the Holder for any cost or expense reimbursable hereunder, then to the payment of accrued interest, and third to the payment of principal.

3. Withholding. The Company shall be entitled to withhold from all payments of principal or interest pursuant to this Note any amounts required to be withheld under applicable provisions of the United States income tax or other applicable laws at the time of such payments.

4. Transfer of Note; Opinion of Counsel; Legend.

(a) This Note has been issued subject to investment representations of the original Holder and may be transferred only as provided in the Agreement. Prior to presentment of this Note for transfer, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Note Register as the Holder hereof for the purpose of receiving payments as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected or bound by notice to the contrary.

(b) The Holder understands and acknowledges by its acceptance hereof that (i) this Note has not been, and is not being, registered under the 1933 Act or any state securities laws and (ii) neither the Company nor any other person is under any obligation to register this Note under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. By acceptance of this Note, the Holder makes to the Company all of the representations and warranties that are made by the Lender in Section 2 of the Agreement and the Holder agrees to be subject to and bound by all of the agreements between the Company and the Lender set forth in the Agreement

5. Obligations of the Company Herein Are Unconditional. The Company’s obligations to repay this Note at the time, place, interest rate and in the currency hereinabove stated are absolute and unconditional. This Note and all other Notes now or hereafter issued in replacement of this Note on the same or similar terms are direct obligations of the Company.

6. Waiver of Demand, Presentment, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for herein. No delay or omission of any Holder hereof in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. A waiver on one occasion shall not operate as a bar to, or waiver of, any such right or remedy on any future occasions.

7. Attorney’s Fees; Reimbursable Expenses. The Company agrees to pay all costs and expenses, including, without limitation, reasonable attorney's fees, which may be reasonably incurred by the Holder in collecting any amount due under this Note or in enforcing any of the Holder’s rights as described herein or under the Security Agreement (as amended by the Amendment), and the Subsidiary Guaranty (as amended by the Subsidiary Amendment) and/or the Subsidiary Security Agreement .

8. Default. If one or more of the following described "Events of Default" shall occur:

(a) The Company or CHD shall fail to make payment within three (3) business days of the due date of any amount then due and owing under any of the Closing Documents;

(b) Any of the representations or warranties made by the Company or CHD in any of the Closing Documents, or in any certificate or other written statement heretofore or hereafter furnished by or on behalf of the Company or CHD in connection with the execution and delivery of any of the Closing Documents shall be false or misleading in any material respect at the time made and the Holder shall have provided written notice to the Company of the alleged misrepresentation or breach of warranty and the same shall continue uncured for a period of seven (7) days after such written notice from the Holder;

(c) If the Company or CHD shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation under any of the Closing Documents not covered by clause (a) or (b) above and such failure shall continue uncured for a period of thirty (30) days after written notice from the Holder to the Company;

(d) The Company or CHD shall: (i) become insolvent; (ii) admit in writing its inability to pay its debts generally or as they become due, (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution or (iv) apply for, or consent to the appointment of, a trustee, liquidator, or receiver for all or a substantial part of its property or business;

(e) A trustee, liquidator or receiver shall be appointed for the Company or CHD or for a substantial part of their property or business without the Company's or CHD’s consent (as applicable) and such appointment is not discharged within sixty (60) days after such appointment;

(f) Any governmental agency, or any court of competent jurisdiction at the instance of any governmental agency, shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company or CHD and such custody or control shall not be released within sixty (60) days thereafter;

(g) Any money judgment, writ or note of attachment, or similar process in excess of $50,000 in the aggregate shall be entered or filed against the Company or CHD or any of their properties or assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days, or in any event later than five (5) days prior to the date of any proposed sale of the Company’s or CHD’s assets pursuant thereto;

(h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or CHD and, if instituted, shall not be dismissed within sixty (60) days after such institution, or the Company or CHD shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in, any such proceeding;

(i) The Company or CHD shall have received a notice of default on the payment of any debt(s) aggregating in excess of $50,000 beyond any applicable grace period;

(j) There shall be a change in control of the Company through one or more persons or entities who are not affiliated with the Company as of the Closing Date acquiring a majority of the Company’s outstanding shares;

(k) The Lender shall reasonably believe that there has been a Material Adverse Effect;

(l) Charles L. Hill shall cease to provide full-time services to CHD in an executive capacity;

(m) HD Special-Situations, LP shall fail to have a fully-perfected, first-priority security interest in all of the Collateral (as defined in the Security Agreement and Subsidiary Security Agreement) and the Mortgaged Properties (as defined in the Deed of Trust); or

(n) The Company shall fail to timely file (including any filing extension to which the Company may be entitled based on a timely filing on Form 12b-25) any filing required to be made with the SEC;

then, or at any time thereafter, and in each and every such case, unless such Event of Default has been waived in writing by the Holder (which waiver in one instance shall not be deemed to be a waiver in another instance or for any other prior or subsequent Event of Default), at the option of the Holder and in its sole discretion, the Holder may immediately accelerate the maturity hereof, whereupon all principal and accrued interest hereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company (anything herein or in any other instrument to the contrary notwithstanding), and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law or equity. After the occurrence of an Event of Default, until such Event of Default has been cured or waived, the Rate shall automatically increase to nineteen percent (19%).

9. Security. Repayment of this Note is secured by a first-priority security interest in the assets granted by the Company and CHD in the Security Agreement (as amended by the Amendment), the Subsidiary Security Agreement and the Deed of Trust (as amended by the Amendment to Deed of Trust), respectively. An Event of Default under the terms of this Note shall also constitute an event of default under the Security Agreement (as amended), the Subsidiary Security Agreement and the Deed of Trust (as amended).

10. Enforceability; Maximum Interest Rate.

(a) In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note shall not in any way be affected or impaired thereby.

(b) Notwithstanding anything to the contrary contained in this Note, the Company shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve or take interest (“interest” being defined, for purposes of this paragraph, as the aggregate of all charges which constitute interest under applicable law that are contracted for, charged, reserved, received or paid under this Note) in excess of the maximum rate allowed by applicable law (the “Maximum Lawful Rate”). During any period of time in which the Rate exceeds such Maximum Lawful Rate, interest shall accrue and be payable only at such Maximum Lawful Rate; provided, however, that if at any time thereafter the Rate is less than the Maximum Lawful Rate, the Company shall, to the extent permitted by law, continue to pay interest to the account of the Holder at the Maximum Lawful Rate until such time as the total interest received by the Holder is equal to the total interest which the Holder would have received had the Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable for the account of the Holder shall be the Rate unless and until the Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by the Holder exceed the amount which the Holder could lawfully have received had the interest been calculated for the term during which the Holder actually received interest from the Company at the Maximum Lawful Rate. If the Holder has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance hereof or to other amounts (other than interest) payable hereunder to the Holder, and if no such principal or other amounts are then outstanding, such excess or part thereof remaining shall be repaid by the Holder to the Company. For purposes of this Note, the term “applicable law” shall mean that law in effect from time-to-time and applicable to the transaction between the Company and the Holder which lawfully permits the charging and collection of the highest permissible rate of interest on such transaction and this Note, including the laws of the State of California and, to the extent controlling, laws of the United States of America.

11. Entire Agreement. This Note, together with the Agreement, the Security Agreement, the Amendment, the Subsidiary Security Agreement, the Subsidiary Amendment and any exhibits or schedules attached thereto, and any addenda to any of the foregoing, constitute the full and entire understanding between the Company and the Holder with respect to the subject matter hereof and thereof and supersede all prior negotiations, agreements and understandings, written or oral, with respect to such subject matter. No provision of this Note shall be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California as applied to contracts made and to be fully performed in such state, without regard to the conflicts of laws provisions thereof.

13. Headings. The headings in this Note are for convenience only, and shall not be used in the construction of this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officer on the date first written above.

KNIGHT ENERGY CORP.

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